Exhibit 10.5

                         RECEIVABLES PURCHASE AGREEMENT

         THIS RECEIVABLES PURCHASE AGREEMENT dated as of June 16, 2006 (this "Agreement") is executed by and among BHR Holdings, Inc. ("BHR"), Roy Anderson Corp ("RAC"), and Premier Biloxi Entertainment LLC (the "Company").

                                    RECITALS:

         WHEREAS, RAC and the Company have entered into that certain Agreement between Owner and Contractor, dated as of June 16, 2006 (the "Construction Agreement") for the purpose of reconstructing the Hard Rock Hotel & Casino - Biloxi (the "Casino"), which Casino was severely damaged by Hurricane Katrina; and

         WHEREAS, RAC desires to sell and BHR desires to purchase up to $40 million of Receivables (as hereinafter defined);

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

         Section 1. Purchase of Receivables.

         (a) Upon the terms and subject to the conditions of this Agreement, from time to time, RAC may request that BHR purchase from RAC any receivables due to RAC by the Company under the Construction Agreement ("Receivables") if such Receivables are past due for more than ten (10) days per the terms of the Construction Agreement. A request in the form of Exhibit "1" (a "Request") shall be sufficient for all purposes. Upon such a request BHR shall, upon the terms and subject to the conditions of Agreement, purchase the receivables covered by such request from RAC; provided, however, that no purchase shall be required by BHR if, after giving effect thereto, the aggregate amount of purchased Receivables would exceed $40 million. The Company agrees that any Receivables that are not paid after the purchase of such Receivables by BHR shall continue to accrue interest at a rate of twelve percent (12%) per annum in accordance with the terms and conditions of the Construction Agreement.

         (b) Effective on the date of any purchase (a "Purchase") by BHR of Receivables from RAC, in consideration for the Purchase Price (as defined below) and upon the terms and subject to the conditions set forth herein, RAC does hereby sell, assign, transfer, set-over and otherwise convey to BHR, and BHR does hereby purchase from RAC, on the terms and subject to the conditions set forth herein, all of RAC's right, title and interest in and to the Receivables requested by RAC to be purchased by BHR which are actually purchased by BHR (the "Requested Receivables"). On the date of any Purchase, BHR shall acquire all of RAC's right, title and interest in and to the Requested Receivables on such date. In connection with the consummation of any Purchase hereunder, RAC shall deliver to BHR (i) a written confirmation from the Company that the Purchase Price of the Requested Receivables is true and correct and that such Requested Receivables have arisen in connection with services performed by RAC in accordance with the Construction Agreement and (ii) such other information, reports or documents related to the Receivables as BHR may reasonably request. A written confirmation in the form of Exhibit "2" shall be sufficient for all purposes. As used herein, "Purchase Price" means, with respect to any Purchase

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on any date, the balance of the Receivables being purchased as reflected on the books and records of RAC and confirmed in writing to BHR by the Company.

         (c) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a "sale of accounts," as such term is used in Article 9 of the UCC, which sales are absolute and irrevocable and provide BHR with the full benefits of ownership of the Receivables. Each sale of Receivables hereunder is made without recourse to RAC; provided, however, that such sale does not constitute and is not intended to result in an assumption by BHR or any assignee thereof of any obligation of RAC or any other person arising in connection with the Receivables or any other obligations of RAC. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured by such Receivables, RAC agrees to note in its financial statements prepared after the date hereof that its Receivables which are actually purchased by BHR have been sold to BHR. In connection with the purchase by BHR of the Receivables, RAC hereby agrees to execute and file the UCC financing statement attached hereto as Exhibit A. In addition, upon the request of BHR, RAC will execute and file any other financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of BHR's ownership interest in the Receivables or as BHR may reasonably request.

         Section 2. Payment for the Purchases. Each Purchase shall be made by a Request from RAC to BHR. A Request received by BHR before 11:00 a.m. (New York City time) on a business day shall be effective on that day. A notice received by BHR after 11:00 a.m. (New York City time) on a business day or on any day other than a business day shall be effective on the next following business day. BHR shall, upon satisfaction of the applicable conditions set forth herein, within two business days following the effective date of a notice pay RAC the Purchase Price for the Requested Receivables in same day funds.

         Section 3. Transfer of Records.

         (a) In connection with the Purchases of Receivables hereunder, RAC, at no cost to BHR, hereby sells, transfers, assigns and otherwise conveys to BHR a license for access (upon reasonable notice and during normal business hours) to and the right to duplicate any records relating to all Receivables sold hereunder, without the need for any further documentation in connection with any Purchase.

         (b) RAC shall take such action requested by BHR, from time to time hereafter, that may be necessary or appropriate to ensure that BHR and its assigns have an enforceable license for access to and the right to duplicate any records relating to the Receivables purchased from RAC hereunder.

         Section 4. Notwithstanding anything else herein to the contrary, all assignments, transfers, sales, representations, promises, warranties and other actions by RAC hereunder and/or in any other provision hereof are subject to the effect, if any, of Miss. Code Ann. ss. 85-7-183 on this Agreement and the transactions covered hereby. RAC makes no promises, representations, warranties or the like as to the effect of said statute. Without limitation, each representation and warranty in Section 5 is expressly made subject to the foregoing. However, RAC does agree to pay its subcontractors and suppliers sums owed to them if and when said sums become due subject to the terms and conditions of the RAC's agreements with said subcontractors and suppliers.


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         Section 5. Representations and Warranties of RAC. RAC hereby represents and warrants to BHR and its assigns, and as of the date of each Purchase, that:

         (a) Corporate Existence and Power. RAC is a corporation duly organized, validly existing and in good standing under the laws of the State ofMississippi.

         (b) Due Qualification. RAC is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the failure to so qualify or obtain such licenses or approvals would have a material adverse effect.

         (c) Power and Authority; Due Authorization. RAC (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement and
(B) sell and assign the Receivables on the terms and conditions herein provided and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the sale and assignment of the Receivables on the terms and conditions herein provided.

         (d) No Conflict. The execution, delivery and performance by RAC of this Agreement, and RAC's use of the proceeds of Purchases made hereunder, do not contravene or violate (i) its articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it the contravention of which would or could reasonably be expected to have a material adverse effect, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any material order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any setoff right, claim, lien, security interest, other charge or any other type of preferential arrangement on assets of RAC or its subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement has been duly authorized, executed and delivered by RAC.

         (e) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by RAC of this Agreement or the Construction Agreement.

         (f) Binding Effect. This Agreement and the Construction Agreement constitutes the legal, valid and binding obligations of RAC enforceable against RAC in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally.

         (g) Accuracy of Information. All information heretofore furnished by RAC or any of its affiliates to BHR for purposes of or in connection with this Agreement, the Construction Agreement or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by RAC or any of its affiliates to BHR will be, to best of RAC's knowledge, understanding and belief, true and accurate in every material respect, on the date such information is stated or certified and, to best of RAC's knowledge, understanding and belief, does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         (h) Good Title; Perfection. Immediately prior to each Purchase hereunder, RAC shall be the legal and beneficial owner of the Receivables with respect thereto, free and clear of any setoff right, claim, lien, security


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interest, other or encumbrance, or any other type of preferential arrangement.
This Agreement is effective to, and shall, upon each Purchase hereunder, irrevocably transfer to BHR legal and equitable title to, with the legal right to sell and encumber, such Receivables, free and clear of any setoff right, claim, lien, security interest, other or encumbrance, or any other type of preferential arrangement. Without limiting the foregoing, (i) there have been duly filed all financing statements or other similar instruments or documents requested by BHR and necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Buyer's ownership interest in such Receivables and (ii) the lien on Receivables heretofore held by The People's Bank has been modified and released such that the lien no longer secures the Receivables and all filings by The People's Bank necessary to evidence such release and modification have been filed.

         (i) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of RAC's knowledge, threatened, against or affecting RAC, or any of the properties of RAC, in or before any court, arbitrator or other body, which are reasonably likely to adversely affect the collectibility of a material portion of the Receivables.

         (j) Accurate Reports. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished, in writing, by or on behalf of RAC to BHR in connection with this Agreement was or will be, to best of RAC's knowledge, understanding and belief, inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to BHR at such time) as of the date so furnished (or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which statements were made, not misleading)

         Section 6. Covenants. RAC shall take all necessary action to establish and maintain in favor of BHR a valid and perfected first priority ownership interest in the Receivables, to the full extent contemplated herein, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of BHR hereunder as BHR or its assignees may reasonably request.

         Section 7. Further Assurances. RAC agrees that from time to time, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that BHR (or its assignees) may reasonably request, to perfect, protect or more fully evidence BHR's ownership of the Receivables, or to enable BHR (or its assignees) to exercise and enforce their rights and remedies hereunder.

         Section 8. Entire Agreement; Amendments. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof. This Agreement may be amended, supplemented or changed only by a written instrument making specific reference to this Agreement signed by all the parties hereto.

         Section 9. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

         Section 10. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create


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any third party beneficiary rights in any person or entity not a party to this
Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by RAC, directly or indirectly (by operation of law or otherwise), without the prior written consent of BHR and any attempted assignment without the required consent shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations.

         Section 11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

         Section 12. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the substantive laws of the State of New York, without regard to any choice of law provisions thereof.

         Section 13. Subrogation. The rights of BHR, to the extent of Receivables purchased hereunder, shall be subrogated to all of the rights of RAC under the Construction Agreement.

         Section 14. Acknowledgement. The parties hereto acknowledge and agree that the Purchase of Receivables by BHR up to an aggregate amount of $40 million, together with an unsecured loan by BHR to the Company of up to $10 million, is intended to comply fully with that certain letter agreement by and among Hard Rock Hotel Licensing, Inc., Rank America, Inc. and Leucadia National Corporation ("Leucadia"), which provides for the lending by Leucadia of up to $50 million in the aggregate to RAC for the purpose of commencing reconstruction on the Casino.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  ROY ANDERSON CORP

                                  By:
                                      -----------------------------------
                                  Name:
                                  Title:



                                  BHR HOLDINGS, INC.

                                  By:
                                      -----------------------------------
                                  Name:
                                  Title:



                                  PREMIER ENTERTAINMENT BILOXI LLC

                                  By:
                                      -----------------------------------
                                  Name:
                                  Title:





















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